EXHIBIT 21

KB HOME AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The following subsidiaries of KB Home were included in the November 30, 2007 consolidated financial statements:

Percentage of
Voting Securities
Owned by
the Registrant
or a
Subsidiary of
Name of Company	the Registrant
Arizona
Escoba Insurance Company	100
KB HOME Phoenix Inc.	100
KB HOME Sales — Phoenix Inc.	100
KB HOME Sales — Tucson Inc.	100
KB HOME Tucson Inc.	100

California
Branching Tree Corp.	100
Custom Decor, Inc.	100
Kaufman and Broad Development Group	100
Kaufman and Broad Embarcadero, Inc.	100
Kaufman and Broad International, Inc.	100
Kaufman and Broad — Monterey Bay, Inc.	100
Kaufman and Broad — Moreno/Perris Valleys, Inc.	100
Kaufman and Broad of Utah, Inc.	100
KBASW Mortgage Acceptance Corporation	100
KB Holdings One, Inc.	100
KB HOME Architecture Inc.	100
KB HOME Central Valley Inc.	100
KB HOME City Ranch Inc.	100
KB HOME Coastal Inc.	100
KB HOME Greater Los Angeles Inc.	100
KB HOME Holdings Inc.	100
KB HOME Insurance Agency Inc.	100
KB HOME Sacramento Inc.	100
KB HOME Sales — Northern California Inc.	100
KB HOME Sales — Southern California Inc.	100
KB HOME San Diego Inc.	100
KB HOME South Bay Inc.	100
KBI/Mortgage Acceptance Corporation	100
KBRAC IV Mortgage Acceptance Corporation	100
KB Resale Properties Inc.	100
Lewis Homes Management Corp.	100
Mather Housing Company LLC	100

Colorado
KB HOME Colorado Inc.	100

Percentage of
Voting Securities
Owned by
the Registrant
or a
Subsidiary of
Name of Company	the Registrant
Delaware
Belguim Knight LLC	100
City Ranch, LLC	100
e.KB, Inc.	100
Estes Homebuilding Co.	100
General Homes Corporation	100
General Homes Development LLC	100
HomeSafe Escrow Company	100
International Mortgage Acceptance Corporation	100
Kaufman and Broad Development Company	100
Kaufman and Broad Limited	100
Kaufman & Broad NexGen, LLC	100
KB Brea Development, LLC	100
KB HOME Atlanta LLC	100
KB HOME Charlotte Inc.	100
KB HOME Delaware Inc.	100
KB HOME DelMarVa Inc.	100
KB HOME District of Columbia Inc.	100
KB HOME Florida LLC	100
KB HOME Fort Myers LLC	100
KB HOME Georgia LLC	100
KB HOME Gold Coast LLC	100
KB HOME Gulf Coast Inc.	100
KB HOME Illinois Inc.	100
KB HOME Indiana Inc.	100
KB HOME Jacksonville LLC	100
KB HOME Maryland Inc.	100
KB HOME Mortgage Ventures LLC	100
KB HOME New Orleans Inc.	100
KB HOME North Carolina Inc.	100
KB HOME Orlando LLC	100
KB HOME Raleigh-Durham Inc.	100
KB HOME Sales — Orlando LLC	100
KB HOME/Shaw Louisiana LLC	100
KB HOME South Carolina Inc.	100
KB HOME Tampa LLC	100
KB HOME Treasure Coast LLC	100
KB HOME Virginia Inc.	100
KB HOME Wisconsin LLC	100
KB Urban Inc.	100
LHC Arctic LLC	100
LHE Arctic LLC	100
LHN Arctic LLC	100
LP Arctic LLC	100
Martin Park, LLC	100

Percentage of
Voting Securities
Owned by
the Registrant
or a
Subsidiary of
Name of Company	the Registrant
Rate One Holdings, Inc.	100
rateOne Home Loans, LLC	100
Runkle Canyon, LLC	100

Florida
KB HOME Title Services Inc.	100

Georgia
Colony Homes, L.L.C.	100
KB HOME Sales — Atlanta LLC	100
Village Utilities, LLC	100

Illinois
Kaufman and Broad of Illinois, Inc.	100
KB HOME Mortgage Company	100

Michigan
Keywick, Inc.	100

Nevada
HomeSafe Company	100
KB Durango LLC	100
KB HOME Nevada Inc.	100
KB HOME Reno Inc.	100
KB HOME Sales — Nevada Inc.	100
KB HOME Sales — Reno Inc.	100
KB Stonelake LLC	100

New Mexico
KB HOME New Mexico Inc.	100
KB HOME Sales — New Mexico Inc.	100

New York
KB HOME Long Island Inc.	100

Texas
Clear Brook Crossing Inc.	100
Clear Brook Crossing Development LP	100
FGMC, INC.	100
Hallmark Residential Group, Inc.	100
Kaufman and Broad Development of Texas, L.P.	100
KB HOME Insurance Agency of Texas Holdings, Inc.	100
Kaufman and Broad of Texas, L.P.	100
KB HOME Lone Star Inc.	100
KB HOME Laredo LP	100
KBSA Inc.	100
Quoin Investments, Inc.	100
San Antonio Title Co.	100
Satex Properties, Inc.	100

Vermont
Westview Company	100